UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2011

WENDY’S/ARBY’S GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-2207 (Commission File Number)	38-0471180 (I.R.S. Employer Identification No.)

1155 Perimeter Center West, Atlanta, Georgia          30338
           (Address of principal executive offices)            (Zip Code)

(Registrant's telephone number, including area code): (678) 514-4100

(Former name, former address and former fiscal year, if changed since last report date): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On June 13, 2011, Wendy’s/Arby’s Restaurants, LLC, a wholly-owned subsidiary of Wendy’s/Arby’s Group, Inc., (“Wendy’s/Arby’s Restaurants”), entered into a definitive Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with ARG Holding Corporation (“Buyer Parent”), and ARG IH Corporation, a wholly-owned subsidiary of Buyer Parent (“Buyer”), pursuant to which Wendy’s/Arby’s Restaurants agreed to sell 100% of the common stock of Arby’s Restaurant Group, Inc., a wholly-owned subsidiary of Wendy’s/Arby’s Restaurants (the “Company”), to Buyer (the “Sale”) for a purchase price comprised of $130 million in cash (subject to customary purchase price adjustments) and 18.5% of the common stock of Buyer Parent (through which Wendy’s/Arby’s Restaurants will indirectly retain an 18.5% interest in the Company).  The obligations of Buyer Parent and Buyer are supported by equity funding commitments made by and a guaranty issued by Roark Capital Partners II, LP and Roark Capital Partners Parallel II, LP (together, “Sponsor”).  The Purchase and Sale Agreement contains customary representations, warranties and covenants.

Upon the consummation of the Sale (the “Closing”), Sponsor will invest $180 million and own a $180 million non-dividend paying preferred stock interest and an 81.5% common stock interest.  Sponsor’s investment will be used to pay the cash portion of the purchase price, Buyer’s transaction expenses and to provide liquidity and growth capital for the Arby’s business.  In addition, Sponsor will commit to invest into Arby’s, under certain circumstances, an additional $50 million through 2013, as needed, to provide liquidity and growth capital and would receive more preferred stock in return for that additional investment.

The Closing will be subject to the satisfaction of customary closing conditions, including, among others, (i) absence of any injunction or other legal constraint against the Sale, (ii) expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, (iii) subject to certain exceptions, the accuracy of representations and warranties with respect to the Company’s business, including the lack of any material adverse effect on such business, and (iv) performance in all material respects of each party’s covenants and agreements.  Subject to the fulfillment of these closing conditions, the Sale is expected to close in the third quarter of 2011.  The Sale is not subject to any financing condition.

At the Closing, Wendy’s/Arby’s Restaurants will enter into a Stockholders Agreement (the “Stockholders Agreement”) with Buyer Parent and ARG Investment Corporation (the “Majority Holder”), which Stockholders Agreement will set forth certain agreements among the parties thereto concerning, among other things, the governance of Buyer Parent after the Closing, transfer rights, information rights and registration rights with respect to the equity securities of Buyer Parent.

Upon the Closing, Wendy’s/Arby’s Restaurants will also enter into a Transition Services Agreement (the “Transition Services Agreement”) with Buyer, pursuant to which Wendy’s/Arby’s Restaurants will provide continuing corporate and shared services to Buyer for a limited period of time after the Closing.

A copy of the Purchase and Sale Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.  The description of the Purchase and Sale Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement set forth on Exhibit 2.1.  The representations and warranties of the parties in the Purchase and Sale Agreement have been made solely for the benefit of the other parties to the Purchase and Sale Agreement, and were not intended to be, and should not be relied upon by the stockholders of Wendy’s/Arby’s Group, Inc. or any other persons or entities and should not otherwise in any way be treated as, categorical statements of fact, but rather as a way of allocating risk among the parties thereto.  Such representations and warranties have in some cases been qualified by disclosures that were made by one party to another in connection with the negotiation of the Purchase and Sale Agreement, which disclosures are not necessarily reflected in such agreement, and may apply standards of materiality in a way that is different from what may be material to investors.  Finally, such representations and warranties were made only as of the date of the Purchase and Sale Agreement or such other date or dates as may be specified in the Purchase and Sale Agreement and are subject to more recent developments.

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Sale, the Compensation Committee of Wendy’s/Arby’s Group, Inc. is expected to approve transaction bonuses for Roland C. Smith, President and Chief Executive Officer, and Nils H. Okeson, Senior Vice President, General Counsel and Secretary, in recognition of their efforts in successfully completing the Sale.  Mr. Smith would receive a cash deal success bonus of $350,000 plus 0.15% of the consideration received by Wendy’s/Arby’s Restaurants.  Consideration would exclude all liabilities for indebtedness of Arby’s assumed by Buyer.  Mr. Okeson would receive a cash deal success bonus of $100,000.  Payment of the deal success bonus would be made when consideration for the Sale is paid to Wendy’s/Arby’s Restaurants.

Item 7.01.            Regulation FD Disclosure.

On June 13, 2011, Wendy’s/Arby’s Group, Inc. announced that Wendy’s/Arby’s Restaurants has entered into the Purchase and Sale Agreement.  A copy of the related press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.  In addition, a copy of the related Strategic Alternatives Update for Investors released by Wendy’s/Arby’s Group, Inc. on June 13, 2011 is being furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section.  Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of Wendy’s/Arby’s Group, Inc. under the Securities Act of 1933.

Item 9.01             Financial Statements and Exhibits

           (d)              Exhibits

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of June 13, 2011, by and among Wendy’s/Arby’s Restaurants, LLC, ARG Holding Corporation and ARG IH Corporation.

99.1	Press release issued by Wendy’s/Arby’s Group, Inc. on June 13, 2011.

99.2	Strategic Alternatives Update for Investors released by Wendy’s/Arby’s Group, Inc. on June 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date:  June 13, 2011

WENDY’S/ARBY’S GROUP, INC.

By:	/s/ STEPHEN E. HARE
Stephen E. Hare Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of June 13, 2011, by and among Wendy’s/Arby’s Restaurants, LLC, ARG Holding Corporation and ARG IH Corporation.

99.1	Press release issued by Wendy’s/Arby’s Group, Inc. on June 13, 2011.

99.2	Strategic Alternatives Update for Investors released by Wendy’s/Arby’s Group, Inc. on June 13, 2011.